UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 18, 2010
CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas	77079

(Address of Principal Executive Offices)	(Zip Code)
(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 18, 2010, the Compensation Committee (the “Committee”) of CARBO Ceramics Inc. (the “Company”), pursuant to its authority to administer the CARBO Ceramics Inc. Omnibus Incentive Plan (the “Plan”), approved the CARBO Ceramics Inc. Annual Incentive Arrangement (the “AIA”). Only members of senior management of the Company specified by the Committee (the “Participants”) are eligible to participate in the AIA. Under the AIA the Committee may grant performance-based cash awards to Participants. Such awards will generally have a performance period of one fiscal year of the Company and shall be measured based on the Company’s earnings before interest and taxes (“EBIT”) for such fiscal year. Each award will be determined as a percentage of EBIT and will be subject to a pre-determined dollar cap, which in no event can exceed the dollar cap set under the Plan. A copy of the AIA is attached as Exhibit 10.1 hereto.
     The above description of the AIA is not intended to be complete and is qualified in its entirety by reference to the specific language in the AIA attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	CARBO Ceramics Inc. Annual Incentive Arrangement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: January 21, 2010	By:	/s/ R. Sean Elliott
R. Sean Elliott
General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	CARBO Ceramics Inc. Annual Incentive Arrangement

4